As filed with the Securities and Exchange Commission on June 26, 2007

Registration No. 333-143922

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LAPOLLA INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3545304
(State of Incorporation)	(I.R.S. Employer Identification No.)

15402 Vantage Parkway East, Suite 322, Houston, Texas  77357
Phone: (281) 219-4700  Fax: (281) 219-4710
(Address and telephone number of registrant’s principal executive offices)

 Alfred V. Greco, Esquire
Sierchio Greco & Greco, LLP
199 Main Street, 7th Floor, White Plains, New York  10601
Phone: (914) 682-3030  Fax: (914) 682-3035
(Name, address, and telephone number of agent for service)

From time to time after the effective date of this Registration Statement, as determined by the selling shareholders.
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, PV $.01 per share, issuable upon Conversion of 10% Convertible Note Due 2010	2,500,000 shares	$.80	$2,000,000	$61.40
Common Stock, PV $.01 per share, issuable upon Exercise of Common Stock Warrant	250,000 shares	$.55	$137,500	$4.22
Common Stock, PV $.01 per share, issuable upon Exercise of Common Stock Warrants	750,000 shares	$.63	$472,500	$14.51
Common Stock, PV $.01 per share, issuable upon Exercise of Common Stock Warrant	750,000 shares	$.77	$577,500	$17.73
Total	4,250,000 shares		$3,187,500	$97.86
_____________
(1)
In the event of a stock split, stock dividend, or similar transaction involving the common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

AMENDMENT NO. 1
TO
FORM S-3 REGISTRATION STATEMENT

EXPLANATORY PARAGRAPH

This Amendment No. 1 to the Form S-3 Registration Statement filed with the Securities and Exchange Commission on June 20, 2007 is an “Exhibit Only” filing.  We are filing the legal opinion and legal consent as exhibits, which are required pursuant the rules and regulations promulgated by the Securities and Exchange Commission, in order for the Form S-3 Registration Statement to become effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas, on this 26thday of June, 2007.

LAPOLLA INDUSTRIES, INC.

By	/s/ Douglas J. Kramer
Douglas J. Kramer
CEO and President and Director
(Principal Executive Officer)

By	/s/ Timothy J. Novak
Timothy J. Novak
CFO and Treasurer
(Principal Financial Officer)

By	/s/ Michael T. Adams
Michael T. Adams
CGO, EVP, Secretary, and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard J. Kurtz*	Chairman of the Board	June 20, 2007
Richard J. Kurtz

/s/ Arthur J. Gregg*	Director	June 20, 2007
Lt. Gen. Arthur J. Gregg, US Army (Ret.)

/s/ Jay C. Nadel*	Director	June 20, 2007
Jay C. Nadel

/s/ Augustus J. Larson*	Director	June 20, 2007
Augustus J. Larson

/s/ Howard L. Brown*	Director	June 20, 2007
Howard L. Brown

By	/s/ Michael T. Adams, AS
Michael T. Adams
Duly Authorized
(Pursuant to Power of Attorney of Directors)

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EXHIBIT INDEX

Exhibit Number	Description of Document
5.1	Opinion of Sierchio Greco & Greco, LLP.
23.2	Consent of Sierchio Greco & Greco, LLP (Contained in Exhibit 5.1).
24.1	Power of Attorney (Incorporated by reference to Signature Page to Form S-3 dated June 20, 2007).

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